EXHIBIT 99.1

Protus IP Solutions Inc.

Consolidated Financial Statements
December 31, 2009
(expressed in Canadian dollars)

Independent Auditors’ Report

To the Shareholders of Protus IP Solutions Inc.

We have audited the consolidated balance sheets of Protus IP Solutions Inc. as at December 31, 2009 and December 31, 2008 and the consolidated statements of operations and retained earnings (accumulated deficit) and cash flows for each of the years in the three-year period ended December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2009 and December 31, 2008 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2009 in accordance with Canadian generally accepted accounting principles.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants, Licensed Public Accountants
Ottawa, Canada
May 20, 2010, except as to notes 10 and 13 which are as of February 7, 2011

Protus IP Solutions Inc.
Consolidated Balance Sheets
As at December 31

(expressed in Canadian dollars)

	2009 $	2008 $
Assets

Current
Cash	7,212,716	5,142,328
Short-term investments (note 2)	18,117,942	10,393,587
Accounts receivable	2,158,561	2,307,891
Investment tax credits receivable (note 3)	–	916,795
Taxes receivable	–	736,873
Prepaid expenses	572,246	421,765
Future income tax asset (note 4)	–	454,065
Other asset (note 11)	86,808	–
	28,148,273	20,373,304

Deferred charges	92,800	131,200
Capital assets (note 5)	5,778,832	5,446,538
Intangible assets (note 6)	11,422,569	7,983,782
Goodwill (note 7)	5,418,120	1,856,229

	50,860,594	35,791,053

Liabilities and Shareholders’ Equity

Current
Accounts payable and accrued liabilities	6,319,726	6,777,977
Deferred revenue	4,586,534	3,507,483
Taxes payable	2,044,528	–
Current portion of future income tax liability (note 4)	27,321	–
Current portion of restructuring accrual (note 8)	223,042	172,759
	13,201,151	10,458,219

Future income tax liability (note 4)	2,925,516	2,301,492
Restructuring accrual (note 8)	197,737	263,256

	16,324,404	13,022,967
Commitments and contingencies (note 10)

Shareholders’ equity
Capital stock (note 9)	22,965,048	22,816,924
Contributed surplus	617,523	381,047
Retained earnings (deficit)	10,953,619	(429,885)

	34,536,190	22,768,086

	50,860,594	35,791,053

The accompanying notes are an integral part of these financial statements.

Protus IP Solutions Inc.
Consolidated Statements of Operations and Retained Earnings (Accumulated Deficit)
For the years ended December 31

(expressed in Canadian dollars)

	2009 $	2008 $	2007 $

Sales	69,883,701	52,657,480	35,740,713

Cost of sales	13,216,935	11,739,636	9,934,262

Gross profit	56,666,766	40,917,844	25,806,451

Operating expenses	36,685,919	31,948,623	21,534,176

	19,980,847	8,969,221	4,272,275

Other expenses (income)
Amortization	4,209,907	2,620,199	1,071,513
Net interest income	(305,133)	(376,726)	(180,149)
(Gain) loss on foreign exchange	(620,485)	169,190	515,889
Other expense	–	–	26,180

	3,284,289	2,412,663	1,433,433

Income before income taxes	16,696,558	6,556,558	2,838,842

Provision for income taxes
Current income taxes (note 4)	4,278,405	572,648	604,161
Future income taxes (note 4)	951,672	1,828,508	302,261

	5,230,077	2,401,156	906,422

Net income for the year	11,466,481	4,155,402	1,932,420

Accumulated deficit – Beginning of year	(429,885)	(2,506,250)	(4,438,670)

Dividend	–	(2,079,037)	–

Refundable dividend tax on hand	(82,977)	–	–

Retained earnings (accumulated deficit) – End of year	10,953,619	(429,885)	(2,506,250)

The accompanying notes are an integral part of these financial statements.

Protus IP Solutions Inc.
Consolidated Statements of Cash Flows
For the years ended December 31

(expressed in Canadian dollars)

	2009 $	2008 $	2007 $
Cash flows from (used for)

Operating activities
Net income for the year	11,466,481	4,155,402	1,932,420
Items not requiring an outlay of funds:
Amortization	4,209,907	2,620,199	1,071,513
Amortization of lease inducement	38,400	38,400	22,400
Stock-based compensation	250,000	143,377	92,780
Unrealized gain on derivative instruments (note 11)	(86,808)	–
Net change in restructuring accrual (note 8)	(15,236)	–	26,180
Future income taxes (note 4)	951,672	1,828,508	302,261
Interest on preferred shares	–	19,304	281,942
Net change in non-cash working capital items (note 12)	3,207,738	1,069,641	145,711

	20,022,154	9,874,831	3,875,207

Investing activities
Proceeds on disposal of capital assets	–	–	7,536
Lease inducement	–	–	(192,000)
Purchase of capital assets	(2,236,034)	(2,964,890)	(1,640,068)
Proceeds from sale of short-term investments	–	808,094	–
Purchase of short-term investments	(7,724,355)	–	(4,257,793)
Decrease in restricted investments	–	–	175,125
Acquisition of Got Corporation, net of cash acquired (note 7)	–	(134,004)	–
Acquisition of Packetel (note 7)	(8,043,000)	–	–

	(18,003,389)	(2,290,800)	(5,907,200)

Financing activities
Issuance of common shares	134,600	32,250	800
Dividend	–	(2,079,037)	–
Refundable dividend tax on hand	(82,977)	–	–
Repayment of preferred share obligation	–	(915,839)	(311,870)

	51,623	(2,962,626)	(311,070)

Net increase (decrease) in cash	2,070,388	4,621,405	(2,343,063)

Cash – Beginning of year	5,142,328	520,923	2,863,986

Cash – End of year	7,212,716	5,142,328	520,923

Supplemental cash flow disclosure
Cash received for interest	419,779	373,140	411,139
Cash received (paid) for income tax	649,824	(584,781)	584,029

The accompanying notes are an integral part of these financial statements.

Protus IP Solutions Inc.
Notes to Consolidated Financial Statements

(expressed in Canadian dollars)

1	Significant accounting policies

The consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) and are presented in Canadian dollars.

Basis of consolidation

These consolidated financial statements include the accounts of Protus IP Solutions Inc. and its wholly-owned subsidiary, Protus IP Solutions (Europe) Ltd. All inter-company transactions and balances have been eliminated.

Estimates and assumptions

Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and the disclosure of contingent assets and liabilities. Examples include the provisions for returns and bad debts, income tax credits, the length of product cycles and capital asset lives. Actual results may differ from these estimates.

Revenue recognition

The Company recognizes revenue from services when they are delivered, there is persuasive evidence that an arrangement exists, the fee is fixed and determinable, and collection is probable. Where a transaction includes a right to receive future services, the unearned portion is deferred and recognized as the services are performed.

Short-term investments

Short-term investments are held at cost and this cost approximates fair market value.

Deferred charges

Deferred charges relate to payments associated with the renegotiation of a facilities lease. They are recorded at cost and amortized to operations over the term of the lease.

Capital assets

Capital assets are recorded at cost and are amortized over their estimated useful service lives as follows:

Computer hardware	30% declining balance
Computer software	100% declining balance
Furniture, fixtures and equipment	20% declining balance
Leasehold improvements	5 years straight line

The Company reviews the carrying value of its capital assets whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the carrying value exceeds the amount recoverable, a write-down is charged in the period to reflect the fair value of the assets.

Protus IP Solutions Inc.
Notes to Consolidated Financial Statements

(expressed in Canadian dollars)

Intangible assets

Intangible assets are recorded at cost and are amortized over their estimated useful service lives as follows:

Trademarks and patents	5 years straight line
Acquired technology	5 years straight line
Trade name	5 years straight line
Non-compete agreements	3 years straight line
Customer relationships	5 years straight line

The Company reviews the carrying value of its intangible assets whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the carrying value exceeds the amount recoverable, a write-down is charged in the period to reflect the fair value of the assets.

Goodwill

Goodwill represents the excess of the purchase price of acquired companies over the estimated fair value assigned to the individual assets acquired and liabilities assumed. The Company does not amortize goodwill, but instead tests goodwill for impairment on December 31 of each year or more frequently if events or changes in circumstances indicate that the asset might be impaired. The impairment test is carried out in two steps. In the first step, the carrying amount of the reporting unit is compared to its fair value. When the fair value of a reporting unit exceeds its carrying amount, then the goodwill of the reporting unit is considered not to be impaired and the second step is not required. The second step of the impairment test is carried out when the carrying amount of a reporting unit exceeds its fair value, in which case the implied fair value of the reporting unit’s goodwill is compared to its carrying amount to measure the amount of the impairment loss, if any. When the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized in an amount equal to the excess. The Company has one reporting unit.

Capital stock

Capital stock is recorded as the net proceeds received on issuance after deducting share issue costs.

Income taxes

The Company follows the asset and liability method for determining income taxes. Under this method, future tax assets and liabilities are recognized for the estimated tax recoverable or payable, which would arise if assets were recovered and settled at the financial statement carrying amounts. Future tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. Changes to these balances are recognized in income in the period in which they occur.

Stock-based compensation

The Company has an employee stock option plan which is described in note 9. The Company accounts for stock options using the minimum value method. Compensation expense is measured at the date of grant and is charged to expense over the award’s vesting period.

Protus IP Solutions Inc.
Notes to Consolidated Financial Statements

(expressed in Canadian dollars)

As stock options are expensed, a corresponding amount is credited to contributed surplus. Forfeitures are accounted for at the date of forfeiture. When options are exercised, the proceeds received on exercise, plus the amount previously credited to contributed surplus, are credited to share capital.

Foreign currency translation

Monetary assets and liabilities denominated in foreign currencies are translated at the closing year-end rates of exchange. Non-monetary items and any related amortization of such items are translated at the rate of exchange in effect when the assets are acquired or obligations are incurred. All other income and expense items have been translated at the rate prevailing at the time of the transaction. The gains or losses resulting from the translation of these amounts have been reflected in earnings.

Financial instruments

Financial instruments are used by the Company to reduce its exposure to foreign exchange rate fluctuations. The Company enters into option contracts to manage its exposure to fluctuations of the US dollar on its future Canadian cash outflows.

The Company documents its relationships between hedging instruments and hedged items as well as its risk management objective and strategy for undertaking various hedge transactions. This process includes linking all financial instruments to specific forecasted transactions. The Company assesses at the hedge’s inception, and on an ongoing basis, whether the financial instruments that are used in the hedging transaction continue to be highly effective in offsetting the changes in value of the cash flows. Gains and losses related to the hedged items, including realized gains and losses on hedging financial instrument contracts settled prior to maturity, are deferred and recognized in the same period as the corresponding hedged items. To date, no financial instruments have been designated as hedges for accounting purposes.

Financial instruments that are not designated as hedges for accounting purposes are recorded on the consolidated balance sheets at fair value as other assets, and any resulting gain or loss is recognized in other expenses of the current period.

Recent accounting pronouncements

On January 1, 2009, the Company adopted CICA Handbook Section 3064, Goodwill and Intangible Assets replacing Section 3062, Goodwill and Other Intangible Assets and Section 3450, Research and Development Costs. This new standard provides guidance for the identification, recognition, and measurement of externally-acquired or internally-developed intangible assets and requires separate disclosure thereon. The implementation of this standard has not resulted in any changes to the recognition or measurement of intangible assets.

On January 1, 2009, the Company early adopted CICA Handbook Section 1582, Business Combinations replacing Section 1581, of the same name. This new standard provides guidance for the recognition and measurement of the identifiable assets acquired, liabilities assumed and goodwill acquired through a business combination. The standard is to be applied to all business combinations subsequent to the adoption date and has been applied to the acquisition of Packetel Inc. and Codelocity Inc. disclosed in note 7 of the financial statements.

Protus IP Solutions Inc.
Notes to Consolidated Financial Statements

(expressed in Canadian dollars)

2	Short-term investments

Short-term investments consist of $18,117,942 in guaranteed investment certificates, treasury bills and bonds bearing interest at rates of 0.4% to 1.5%, with various terms to maturity, from January 18, 2010 to May 19, 2011.

3	Tax credits recoverable

The Company has incurred research and development (“R&D”) expenses that, in the opinion of management, qualify for recoverable tax credits under the Income Tax Act (Canada). These tax credits are recognized when the expenditures are made and their realization is reasonably assured. They are offset against operating expenses on the consolidated statements of operations and retained earnings.

The following credits have been claimed:

	2009 $	2008 $	2007 $

Income tax credits – On prior year expenses	–	(16,174)	(89,045)
Income tax credits – On current year expenses	(1,225,312)	(983,458)	(705,947)

	(1,225,312)	(999,632)	(794,992)

None of the income tax credits on current year expenses are receivable at December 31, 2009 (2008 – $916,795).

The tax credit claims are subject to approval and audit by the Canada Revenue Agency and the Quebec Ministry of Revenue.

Protus IP Solutions Inc.
Notes to Consolidated Financial Statements

(expressed in Canadian dollars)

4	Income taxes

The Company has no scientific research and experimental development (“SR&ED”) deductions or income tax losses available for deduction against future years.

The future tax assets and liabilities recognized in the financial statements are as follows:

	2009 $	2008 $

Current portion of future tax (liabilities) asset
SR&ED expenses available for deduction	–	116,186
Donations available for deduction	–	656
Ontario Harmonization tax credit	–	194,329
Book and tax differences on assets	190,945	138,489
Other	229,719	305,240

Total future tax assets	420,664	754,900
Investment tax credits subject to tax	(447,985)	(300,835)

Net future tax (liabilities) assets	(27,321)	454,065

Non-current portion of future tax liabilities
Book and tax differences on assets	2,955,875	2,301,492
Ontario Harmonization tax credit	(30,359)	–

Net future tax liabilities	2,925,516	2,301,492

Protus IP Solutions Inc.
Notes to Consolidated Financial Statements

(expressed in Canadian dollars)

5	Capital assets

			2009
	Cost $	Accumulated amortization $	Net book value $

Computer hardware	9,577,801	5,784,433	3,793,368
Computer software	1,303,386	1,140,871	162,515
Furniture, fixtures and equipment	1,990,774	844,650	1,146,124
Leasehold improvements	1,314,511	637,686	676,825

	14,186,472	8,407,640	5,778,832

			2008
	Cost $	Accumulated amortization $	Net book value $

Computer hardware	8,089,767	4,477,567	3,612,200
Computer software	978,358	822,348	156,010
Furniture, fixtures and equipment	1,681,261	609,840	1,071,421
Leasehold improvements	1,068,976	462,069	606,907

	11,818,362	6,371,824	5,446,538

Protus IP Solutions Inc.
Notes to Consolidated Financial Statements

(expressed in Canadian dollars)

6	Intangible assets

			2009
	Cost $	Accumulated amortization $	Net book value $

Trademarks and patents	545,283	233,903	311,380
Acquired technology	5,650,000	1,789,167	3,860,833
Trade name	1,190,000	376,833	813,167
Non-compete agreements	180,000	95,000	85,000
Customer relationships	7,162,879	810,690	6,352,189

	14,728,162	3,305,593	11,422,569

			2008
	Cost $	Accumulated amortization $	Net book value $

Trademarks and patents	545,283	131,668	413,615
Acquired technology	5,650,000	659,166	4,990,834
Trade name	1,190,000	138,833	1,051,167
Customer relationships	1,730,000	201,834	1,528,166

	9,115,283	1,131,501	7,983,782

7	Acquisitions

Packetel Acquisition

On September 19, 2009, the Company completed the acquisition of the Pfax assets related to the business of Packetel Inc. and Codelicity Inc. (collectively “Packetel”). The purpose of the acquisition was to increase the Company’s customer base. The transaction was accounted for as a business combination under the purchase method of accounting and the consolidated statements of operations and retained earnings include the results of operations of Packetel assets from the date of acquisition.

The aggregate purchase price was $8.04 million with this amount being paid solely in cash consideration. Under the purchase method of accounting, the total purchase price was allocated to Packetel’s net tangible and intangible assets based on their estimated fair values as at September 19, 2009. The excess of the purchase price over the value of the net tangible and identifiable intangible assets was recorded as goodwill. It is estimated by management that the full amount of this goodwill will be deductible for tax purposes. The fair values assigned to tangible and intangible assets acquired and liabilities assumed are based on estimates and assumptions made by management. Transaction costs were expensed as

Protus IP Solutions Inc.
Notes to Consolidated Financial Statements

(expressed in Canadian dollars)

incurred. The allocation of the purchase price is as follows:

$

Customer relationships	5,612,879
Software	132,077
Future tax liability	(153,739)
Deferred revenue	(1,110,108)
Net assets acquired	4,481,109
Total purchase price	8,043,000

Goodwill from Packetel acquisition	3,561,891

It is estimated that a contingent liability exists to indemnify Packetel regarding future legal costs that would have otherwise been incurred. For the same rationale disclosed in note 10, the value of the liability cannot be measured reliably and, as such, was not recorded.

Got Acquisition

On June 11, 2008, the Company completed the acquisition of the assets related to the business of Got Corporation and Got Corporation (Canada) Ltd. (collectively “GOT Acquisition”). The purpose of the GOT Acquisition was to expand the Company’s product offering. The transaction was accounted for as a business combination under the purchase method of accounting and the consolidated statements of operations and retained earnings include the results of operations of GOT from the date of acquisition.

The aggregate purchase price was $10.8 million including costs directly associated to the acquisition, with this amount being paid in a combination of cash and share consideration. It is estimated by management that $3,428,031 of goodwill and intangible assets will be deductible for tax purposes. The total purchase price of the acquisition was as follows:

$

Share consideration	10,187,581
Cash consideration	311,782
Direct transaction costs	274,924

Total purchase price	10,774,287

Protus IP Solutions Inc.
Notes to Consolidated Financial Statements

(expressed in Canadian dollars)

Under the purchase method of accounting, the total purchase price was allocated to GOT’s net tangible and intangible assets based on their estimated fair values as at June 11, 2008. The excess of the purchase price over the value of the net tangible and identifiable intangible assets was recorded as goodwill. The fair values assigned to tangible and intangible assets acquired and liabilities assumed are based on estimates and assumptions made by management. The allocation of the purchase price is as follows:

$

Cash	177,778
Working capital	(613,108)
Capital assets	1,219,403
Technology	5,650,000
Trade name	1,190,000
Non-compete agreements	180,000
Customer relationships	1,550,000
Restructuring charges	(436,015)
Net assets acquired	8,918,058
Total purchase price	10,774,287

Goodwill from GOT acquisition	1,856,229

8	Restructuring charges

In connection with the GOT Acquisition, the Company initiated a restructuring plan focused on centralizing the development and administrative activities. The Company had finalized a plan as at December 31, 2008 that resulted in the planned closure of duplicate facilities under lease. The change in the restructuring accrual during the year was as follows:

$

Balance as at December 31, 2007	–
Add: restructuring charge	436,015

Balance as at December 31, 2008	436,015
Less: cash payments made	(169,678)
Add: accretion expense recognized in the period	46,514
Add: change in estimate recognized in the period	107,928

Balance as at December 31, 2009	420,779
Less: current portion	223,042

197,737

Protus IP Solutions Inc.
Notes to Consolidated Financial Statements

(expressed in Canadian dollars)

On December 21, 2009, the Company received a notice of bankruptcy pertaining to one of its subtenants involved in the restructuring plan. The Company intends to secure a replacement subtenant; however, the timing of such a replacement is uncertain. The total estimated potential increase to the restructuring liability should no other subtenant be secured for the entire term of the related lease would be $96,400.

9	Capital stock

Authorized

The authorized common stock of the Company consists of an unlimited number of common shares.

The authorized preferred stock of the Company consists of an unlimited number of shares issuable in series.

Issued

	2009 $	2008 $

14,516,664 common shares	10,372,840	10,224,716
6,250,000 Class A, Series 1 preferred shares	6,642,522	6,642,522
2,666,750 Class A, Series 2, preferred shares	2,818,222	2,818,222
4,166,666 Class B preferred shares	3,131,464	3,131,464

	22,965,048	22,816,924

Preferred shares

Class A, Series 1 preferred shares are convertible at a fixed conversion price as set out in the shareholders’ agreement at the holder’s option at any time into 6,250,000 common shares, plus additional common shares for the accumulated but unpaid dividends, when and if declared, to the date of conversion, without payment of additional consideration. This conversion right is subject to dilution protection should the Company issue shares or options at less than the fixed conversion price. As at December 31, 2009, there were no unpaid dividends.

Class B preferred shares are convertible at a fixed conversion price as set out in the shareholders’ agreement at the holder’s option at any time into 4,166,666 common shares, plus additional common shares for the accumulated but unpaid dividends, when and if declared, to the date of conversion, without payment of additional consideration. This conversion right is subject to dilution protection should the Company issue shares or options at less than the fixed conversion price. As at December 31, 2009, there were no unpaid dividends.

Class A, Series 2 preferred shares are convertible at a fixed conversion price as set out in the shareholders’ agreement at the holder’s option at any time into 2,666,750 common shares, plus additional common shares for the accumulated but unpaid dividends, when and if declared, to the date of conversion, without payment of

Protus IP Solutions Inc.
Notes to Consolidated Financial Statements

(expressed in Canadian dollars)

additional consideration. This conversion right is subject to dilution protection should the Company issue shares or options at less than the fixed conversion price. As at December 31, 2009, there were no unpaid dividends.

As partial consideration of the June 11, 2008 GOT Acquisition (note 7), the Company issued 4,107,664 common shares valued at 2.48 per share. Immediately prior to the acquisition, the Company declared and paid a dividend of $2,994,877 and all preferred share classes rights were modified to remove the right of redemption (“Preferred Share Modification”).

The Company accounted for the Preferred Share Modification as a related party transaction with $915,839 of the dividend declared, representing the incremental dividend paid to the preferred shareholders, applied as a payment of the preferred share liability.

Stock options

The Company has a stock option plan to provide for the granting of options to directors, officers and employees under which the aggregate number of shares to be issued pursuant to such options granted shall not exceed 12% of the issued and outstanding shares of the Company to a maximum of 3,600,000 shares. These options vest equally over a four-year period with partial acceleration of vesting occurring upon a change in control of the Company, and expire 10 years from the date of grant.

A summary of stock option activity is as follows:

	Number of shares	Weighted average exercise price $

Options outstanding at December 31, 2007	2,628,750	0.45

Granted	453,000	2.35
Forfeited	(150,500)	1.46
Exercised	(78,000)	0.40

Options outstanding at December 31, 2008	2,853,250	0.70

Granted	303,000	4.17
Forfeited	(77,250)	2.45
Exercised	(329,000)	0.40

Options outstanding at December 31, 2009	2,750,000	1.07

Protus IP Solutions Inc.
Notes to Consolidated Financial Statements

(expressed in Canadian dollars)

The outstanding options expire between August 23, 2010 and December 28, 2019 with a weighted average remaining life of 5.6 years. As at December 31, 2009, 1,947,938 options have vested with a weighted average exercise price of $0.51. The fair value of all options granted in 2009 was estimated as of the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	2009 $	2008 $	2007 $

Expected option life in years	4 years	4 years	4 years
Volatility	N/A	N/A	N/A
Risk free interest rate	2.07%	2.99%	4.41%
Dividend yield	Nil	Nil	Nil

10	Commitments and contingencies

Future minimum annual lease payments under operating leases for the office facilities are as follows:

Facilities $

Year ending December 31, 2010	1,052,954
2011	1,066,998
2012	932,248
2013	835,998
2014	835,998

4,724,196

The Company is currently, and from time to time, involved in certain legal proceedings, as well as demands, claims and threatened litigation that arise in the normal course of its business.

j2 Global Communications, Inc. (“j2”) has alleged patent infringement with respect to four separate patents registered in the United States. The Company denies j2’s patent infringement allegations and has counterclaimed for civil antitrust and anticompetitive behaviour. On December 3, 2010, j2 acquired the shares of the Company. As a result of the acquisition, all outstanding legal proceedings between the Company and j2 that were outstanding as of December 31, 2009 have subsequently been terminated.

The Company believes that the ultimate amount of the liability, if any, for any pending claims of any type (either alone or combined) will not materially affect the financial position or results of consolidated operations. The Company also believes that, if necessary, it would be able to defend fully or obtain any required licences or other rights to disputed intellectual property rights on commercially reasonable terms. However, the ultimate outcome of any litigation is uncertain and, regardless of outcome, litigation can have an adverse impact on the business because of defence costs, negative publicity, diversion of management resources and other factors. An

Protus IP Solutions Inc.
Notes to Consolidated Financial Statements

(expressed in Canadian dollars)

estimate of the contingent loss cannot be made and it is the opinion of management that any such claims are unfounded. As such, no amount has been accrued as a potential loss.

11	Financial instruments

The Company’s financial instruments consist of cash, short-term investments, accounts receivable and accounts payable.

The Company’s major exposure to credit risk arises from its customer accounts receivable. Management believes that the allowance for doubtful accounts that has been recorded is adequate to cover any potential losses on collections of customer accounts receivable.

As of December 31, 2009, the Company faces exposure to foreign currency exchange fluctuations on $3,446,981 of US denominated cash, $1,477,025 of US denominated receivables, and $2,641,668 of US denominated payables.

As of December 31, 2009, the Company had outstanding foreign exchange options through to June 24, 2010 with notional amounts totalling US$16,800,000 converting into Canadian dollars at rates ranging from 1.041 to 1.08. The Company’s net mark-to-market value of foreign exchange options at December 31, 2009 was an asset of $86,808 recorded in other assets in the consolidated balance sheet and as an unrealized gain or loss on foreign exchange in the consolidated statement of operations and retained earnings.

As of December 31, 2009, the Company had an operating loan facility of $1,500,000 available by way of Canadian dollar account overdraft, US base rate loan or commercial letters of credit. At year end, there are no operating loans drawing down on this facility. As a result of the acquisition described in note 10, the operating facility was cancelled. In addition, the Company has a foreign exchange forward contract facility of $2,000,000 providing for contracts up to $20,000,000. At year end, $8,744,400 (2008 – $Nil) of the availability was set aside for the Company’s financial instruments.

Protus IP Solutions Inc.
Notes to Consolidated Financial Statements

(expressed in Canadian dollars)

12	Net change in non-cash working capital items

The net change in non-cash working capital items is comprised of the following:

	2009 $	2008 $	2007 $

Accounts receivable	149,330	277,534	(368,066)
Tax credits recoverable	916,795	(245,986)	392,837
Taxes receivable	736,873	(736,873)	–
Prepaid expenses	(150,481)	(105,156)	43,469
Other assets and liabilities	–	–	(199,330)
Accounts payable and accrued liabilities	(458,251)	1,658,285	(243,811)
Deferred revenue	(31,056)	221,837	520,612
Taxes payable	2,044,528	–	–

	3,207,738	1,069,641	145,711

13	Summary of differences between generally accepted accounting principles in Canada and in the United States

As a result of the acquisition of the Company by j2, which is listed on the NASDAQ, the Company’s financial statements for certain periods are required to be included in prescribed filings with the U.S. Securities and Exchange Commission. Therefore, the Company is required to reconcile its financial statements for significant measurement differences between Canadian GAAP and US GAAP as at and for the years ended December 31, 2009 and 2008. The following summarizes the significant quantitative differences between Canadian and US GAAP.

The following summary sets out the adjustments to the Company’s reported net income and shareholders’ equity that would be made to conform with US GAAP:

Consolidated statements of operations and comprehensive income

	2009 $	2008 $

Net income for the year under Canadian GAAP	11,466,481	4,155,402
Accretion on preferred shares (a)	–	19,304

Net income and comprehensive income for the year under US GAAP	11,466,481	4,174,706

Protus IP Solutions Inc.
Notes to Consolidated Financial Statements

(expressed in Canadian dollars)

Reconciliation of shareholders’ equity to conform to US GAAP

The following summary sets out the significant differences between the Company’s reported shareholders’ equity under Canadian GAAP as compared to US GAAP.

	2009 $	2008 $

Shareholders’ equity in accordance with Canadian GAAP	34,536,190	22,768,086
Preferred shares adjustment (a)	(3,724,497)	(3,724,497)
Retained earnings (deficit) adjustment related to preferred shares (a)	3,724,497	3,724,497

Shareholders’ equity in accordance with US GAAP	34,536,190	22,768,086

Consolidated statements of cash flows

For the years ended December 31, 2009 and 2008, there are no significant differences between the consolidated statements of cash flows under Canadian GAAP as compared to US GAAP.

US GAAP adjustments

(a)    Preferred shares

Under Canadian GAAP, proceeds from the issuance of compound financial investments, such as preferred shares that are redeemable at the option of the holder, are allocated between their liability and equity components, resulting in a discount on the liability portion of the preferred share that is amortized as interest expense over the expected redemption term. As a result of the modification described in note 9, the preferred shares were reclassified into equity under Canadian GAAP and interest expense was only recorded up to June 11, 2008 and then ceased. Under US GAAP, these preferred shares are recorded in shareholder’s equity at the amount of proceeds received, net of issuance costs. As a result, the accreted interest expense related to the preferred shares reported under Canadian GAAP has been removed from the amounts recorded for the preferred shares and included back into retained earnings.

(b)   Other disclosures

Amortization

Under Canadian GAAP, amortization has not been included as an operating expense in the consolidated statements of operations. Under US GAAP, certain amortization would be considered an operating expense. Amortization that would be considered an operating expense amounted to $4,209,907 in 2009 and $2,620,199 in 2008 and operating income would be decreased by these amounts in 2009 and 2008 respectively. This accounting difference has no impact on the net income or comprehensive income for the reporting years.

Protus IP Solutions Inc.
Notes to Consolidated Financial Statements

(expressed in Canadian dollars)

Income taxes

Under Canadian GAAP, non-public companies are not required to disclose a reconciliation of income taxes at statutory rates to the Company’s effective tax rate.

A reconciliation of income tax at the statutory rate to the Company’s effective tax rate is as follows:

	2009 $	2008 $

Income before income taxes under US GAAP	16,696,558	6,575,862
Current tax rate	32.96%	33.14%

Expected tax expense	5,503,225	2,179,008

Non-temporary differences	116,507	(338,758)
Change in estimates	150,900	8,573
Effect of changes in tax rates on opening balances	(174,763)	6,306
Effect of changes in tax rates on current year expense	(385,705)	(55,634)
Part VI.1 Tax	(34,228)	398,337
Corporate Minimum Tax	–	216,795
Harmonization tax credit	–	(116,971)
Other	54,141	103,500

	5,230,077	2,401,156

Under US GAAP, a future tax liability related to the excess of goodwill for accounting purposes over its tax value at the time of a business combination is not recorded. As a result, goodwill and non-current future tax liabilities related to the Packetel Acquisition (note 7) would be reduced by $153,739. This accounting difference has no impact on the net income or comprehensive income of the reporting years.